Exhibit 99.1

Media contact:	Investor contact:
Richard Silverman, +1 212 632 6285	Michael J. Castellano
richard.silverman@lazard.com	Chief Financial Officer, +1 212 632 8262

Jean Greene, +1 212 632 1905
investorrelations@lazard.com

LAZARD LTD REPORTS 2005 FULL YEAR AND FOURTH QUARTER RESULTS

PRO FORMA NET INCOME PER SHARE INCREASED 100% TO $1.72 FOR THE FULL YEAR

AND 54% TO $0.57 FOR THE FOURTH QUARTER

Highlights

•	Achieved record annual operating revenues(a) of $1,357.6 million, an increase of 22% over 2004

•	Increased Mergers and Acquisitions (“M&A”) revenues by 40% to $674.5 million for the full year 2005 and 9% to $183.0 million for the fourth quarter of 2005

•	Grew assets under management to a record $88.2 billion at year-end

•	Increased operating income(b) by 83% to pro forma $248.9 million for the full year 2005 and 7% to $77.1 million for the fourth quarter of 2005

•	Increased pro forma net income on a fully exchanged basis by 100% to $172.3 million or $1.72 per common share (diluted) for the full year 2005 and 56% to $57.3 million or $0.57 per common share (diluted) for the fourth quarter of 2005

•	Increased income from continuing operations before exchange of outstanding exchangeable interests by 100% to pro forma $64.5 million or $1.72 per common share (diluted) for the full year 2005 and 58% to $21.7 million or $0.57 per common share (diluted) for the fourth quarter of 2005

•	Authorized $100 million share repurchase program over the next two years

NEW YORK, February 8, 2006 – Lazard Ltd (NYSE: LAZ) today announced financial results for the full fiscal year and quarter ended December 31, 2005. Pro forma net income, assuming full exchange of outstanding exchangeable interests, increased 100% to $172.3 million, or $1.72 per common share (diluted), from $86.3 million, or $0.86 per common share (diluted), for 2004. For the full year 2005, operating revenues(a) increased 22% to $1,357.6 million compared to $1,116.5 million for 2004, resulting from growth in both our Financial Advisory and Asset Management businesses. For the full year 2005 compared to 2004, M&A revenues increased 40%, Financial Restructuring revenues increased 8%, Corporate Finance and Other revenues increased 12% and Asset Management revenues increased 12%.

(a)	Operating revenues exclude interest expense relating to financing activities which are included in net revenues and revenues relating to the consolidation of LAM General Partnerships.

(b)	Operating income is after interest expense and before income taxes and minority interests.

Pro forma operating income increased 83% to $248.9 million for the full year 2005 compared to $136.1 million for 2004. Income from continuing operations before exchange of outstanding exchangeable interests increased 100% to $64.5 million, or $1.72 per common share (diluted), compared to pro forma $32.3 million, or $0.86 per common share (diluted), for 2004.

For the fourth quarter of 2005, pro forma net income, assuming full exchange of outstanding exchangeable interests, increased 56% to $57.3 million, or $0.57 per common share (diluted), from $36.6 million, or $0.37 per common share (diluted) for the fourth quarter of 2004. M&A revenues increased 9% compared to the fourth quarter of 2004. Financial Restructuring revenues decreased in the fourth quarter of 2005 compared to the fourth quarter of 2004, primarily due to the timing of completed transactions. Asset Management revenues increased 10% compared to the fourth quarter of 2004. Operating revenues for the fourth quarter of 2005 were slightly below the fourth quarter of 2004 at $387.7 million. Operating income increased 7% to $77.1 million for the fourth quarter of 2005 compared to pro forma $71.7 million for the fourth quarter of 2004. Income from continuing operations before exchange of outstanding exchangeable interests increased 58% to pro forma $21.7 million for the fourth quarter of 2005, or $0.57 per common share (diluted), compared to pro forma $13.7 million, or $0.37 per common share (diluted), for the fourth quarter of 2004.

“By every measure, 2005 was an outstanding and historic year for Lazard,” said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. “We have delivered on our promises and remain dedicated to serving our clients and creating shareholder value.”

Steven J. Golub, Lazard’s Vice Chairman, noted, “This year’s exceptional performance reflects strength across all areas of the firm. Following the successful completion of our IPO in May 2005, we have demonstrated the vitality of the Lazard franchise and the strength of our business model. We are well positioned to continue to capitalize on the robust M&A and financial markets environment.”

Lazard believes that pro forma results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods. See sections “Historical Results” and “Basis of Historical and Pro Forma Information” later in this release for a discussion of Lazard’s historical results and the basis of presentation for Lazard Ltd’s historical and pro forma financial information.

The Company’s quarterly revenues and profits can fluctuate materially depending on the number and size of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenues and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Net Revenues

Financial Advisory

Lazard’s Financial Advisory business encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes Financial Restructuring as well as various corporate finance services. Some of our assignments and, therefore, related revenues, are not reflected in publicly available statistical information. These revenues are reflected in our financial statements.

Financial Advisory revenues increased 32% to $864.8 million for the full year 2005 compared to $655.2 million for 2004, driven by strong M&A performance. For the fourth quarter of 2005, strength in M&A was offset by lower Financial Restructuring revenues in the quarter resulting in a 4% decrease in Financial Advisory revenues to $238.2 from $247.9 million for the fourth quarter of 2004.

M&A

M&A revenues increased 40% to $674.5 million and 9% to $183.0 million for the 2005 full year and the fourth quarter, respectively, compared to $481.7 million and $167.7 million for the corresponding 2004 periods, reflecting an increase in both our productivity and industry-wide completed mergers and acquisitions.

Completed fourth quarter 2005 M&A transactions included the following transactions on which Lazard advised:

•	Mitsubishi Tokyo Financial in its $41.4 billion acquisition of UFJ Holdings

•	Viacom on the $36.9 billion spin-off of its cable network business

•	WellChoice in its $6.6 billion merger with WellPoint

•	Paxson Special Committee regarding Paxson’s $2.4 billion strategic agreement with NBC Universal

•	Hapag-Lloyd in TUI’s €2.0 billion acquisition of CP Ships

•	Versatel Telecom in its €1.1 billion sale to Tele2 and Apax

•	Telecom Italia in its €1.1 billion sale of real estate properties to two joint ventures controlled by Morgan Stanley Real Estate Funds and Cypress Grove International

•	Tupperware on its $557 million acquisition of Sara Lee’s direct selling operations

•	El Paso on the sale of certain South Louisiana midstream assets to Crosstex Energy for $486 million

Among the pending M&A transactions announced since the third quarter and on which Lazard is advising are the following transactions:

•	SuperValu in the $17.4 billion acquisition by SuperValu, CVS and Cerberus of Albertson’s

•	Icahn Group in its analysis of various strategic alternatives to maximize the value of all Time Warner shareholders’ interests

•	Consortium formed by Eiffage and Macquarie in its €12.1 billion acquisition of Autoroutes Paris Rhin Rhône

•	Sprint Nextel in its $10.0 billion purchase of Nextel Partners

•	Abbott in its $4.6 billion acquisition from Boston Scientific of Guidant’s vascular business

•	American Bioscience in its $4.1 billion merger with American Pharmaceutical Partners

•	Texas Instruments in the $3.0 billion sale of its Sensors & Controls business to Bain Capital

•	Disney in the $2.7 billion merger of ABC Radio, its radio unit, with Citadel Broadcasting

•	CDC Ixis, a member of the CGW consortium, in its €1.6 billion sale of Technical SAS’s real estate portfolio to Bail Investissement

•	Royal Bank of Scotland Equity Finance in its £700 million sale of Doncasters to Dubai International Capital

•	Pfizer in its $1.3 billion acquisition of the Sanofi-Aventis’ worldwide rights to Exubera

•	iPayment Special Committee regarding the $800 million sale of the company to a management-led investor group

•	The Town & Country Trust in its sale

Financial Restructuring

Financial Restructuring revenues were $103.4 million for the full year 2005 compared to $96.1 million for 2004 and were $23.0 million for the 2005 fourth quarter compared to $43.6 million for the fourth quarter of 2004. The fourth quarter of 2004 was that year’s strongest quarter for Financial Restructuring due to the timing of completed transactions. The third quarter of 2005, with $40.0 million of revenues, was the strongest quarter for Financial Restructuring in 2005.

Completed fourth quarter 2005 Restructuring transactions included advising Intermet on strategic issues, creditor negotiations and development of a plan of reorganization in connection with its Chapter 11 bankruptcy and Huffy on its Chapter 11 bankruptcy and the sale of non-core assets.

Notable recently announced Restructuring assignments include our retention by the UAW to advise in connection with Ford Motor Company’s request for relief related to post-retirement health care obligations and in connection with Delphi’s bankruptcy proceedings, by SunCom Wireless to assist with its $1.7 billion of indebtedness, and by the Official Unsecured Creditors Committee in the Calpine bankruptcy proceedings. In addition, we are continuing our work on a number of restructuring assignments, including those involving Collins & Aikman, Tower Automotive, Meridian Automotive, Eurotunnel, Olympic Airlines, and the Official Unsecured Creditors Committee in connection with Northwest Airlines’ Chapter 11 filing.

Asset Management

Asset Management net revenues increased 12% to $466.2 million and 10% to $139.5 million for the 2005 full year and fourth quarter of 2005, respectively, compared with $417.2 million and $127.2 million for the corresponding 2004 periods.

Management fees increased 9% to $389.4 million and increased 6% to $98.4 million for the 2005 full year and fourth quarter, respectively, compared with $357.2 million and $92.8 million for the corresponding 2004 periods. The increases in the full year and fourth quarter 2005 periods compared to the corresponding 2004 periods were driven by growth in average assets under management. Average assets under management rose 7% in 2005 to $86.1 billion from $80.3 billion for 2004. Assets under management totaled $88.2 billion at the end of 2005, a record level, representing a 2% increase from the end of the 2004 due principally to market appreciation. While net outflows occurred for the 2005 annual period, the fourth quarter experienced modest net inflows.

Incentive fees increased 63% to $44.6 million and 54% to $34.0 million for the full year and fourth quarter of 2005, respectively, compared with $27.4 million and $22.0 million for the corresponding 2004 periods.

Expenses

Compensation and Benefits

The compensation and benefits expense to operating revenues ratio declined to 57.0% for 2005 full year from 57.5% for 2004 on a pro forma basis. Compensation and benefits expense increased 21% to pro forma $774.2 million for the full year 2005, compared with pro forma $642.0 million for 2004. This increase was modestly less than the annual increase in operating revenues of 22%. Compensation and benefits expense decreased 5% to $216.5 million for the fourth quarter of 2005, compared with pro forma $227.8 million for the corresponding 2004 period.

Non-Compensation

Non-compensation expenses, excluding the effects of the Tax Receivable Agreement(a) and one-time IPO-related costs, were $254.8 million or 18.8% of operating revenues for the full year 2005, compared with $260.9 million or 23.4% of operating revenues for 2004, and were $70.9 million or 18.3% of operating

(a)	Entered into in May 2005 with LFCM Holdings.

revenues for the fourth quarter of 2005 compared with $77.4 million or 19.5% of operating revenues for the corresponding prior year period. The decrease in the ratio is due to operating leverage from higher operating revenues and various cost containment initiatives. Including the effects of the Tax Receivable Agreement, non-compensation expenses were $257.5 million or 19.0% of operating revenues for the full year 2005 (excluding one-time IPO-related costs).

Provision for Income Taxes

For the 2005 full year on a pro forma basis and for the fourth quarter of 2005, the provision for taxes was $52.2 million and $10.7 million, respectively, compared with a pro forma provision for taxes of $26.1 million and $13.3 million for the corresponding 2004 periods. The pro forma effective tax rates for the full years 2005 and 2004 were 21.0% and 19.2%, respectively. This increase in effective tax rate was due to an increase in non-U.S. income taxes allocable to the minority interest’s share of Lazard Group’s income. On a fully exchanged basis, the pro forma effective tax rates for each of the full years 2005 and 2004, including the effects of the Tax Receivable Agreement for the 2005 period, was 28%.

Share Repurchase Authorization

The Board of Directors of Lazard Ltd has authorized the repurchase of up to $100 million in aggregate cost of the company’s common stock. The share repurchase program will be used primarily to offset shares to be issued under Lazard Ltd’s 2005 Equity Incentive Plan. Purchases may be made in the open market or through privately negotiated transactions in 2006 and 2007.

Pro Forma Non-GAAP Information

The unaudited pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations of Lazard Ltd that would have occurred had it operated as a separate, independent company during the periods presented. Actual results might have differed from pro forma results if Lazard Ltd had operated independently.

The pro forma consolidated financial information should not be relied upon as being indicative of Lazard Ltd’s results of operations had the transactions contemplated in connection with the separation and recapitalization transactions, including the IPO and the additional financing transactions, been completed on the dates assumed. The pro forma financial information also does not project the results of operations for any future period.

Pro forma amounts for operating income, net income and net income per share for the full year 2005, exclude one-time IPO-related professional fees and other costs incurred in the second quarter of $4.6 million, $3.3 million and 3 cents per fully diluted share, respectively.

Historical Results

Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and for periods prior to the IPO does not include payments for services rendered by managing directors as compensation expense, a provision for U.S. federal income taxes and a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable. Notwithstanding such lack of comparability, historical income from continuing operations decreased 36% to $161.1 million for the 2005 full year from $252.0 million for 2004 and decreased by 81% to $23.9 million for the fourth quarter of 2005 from $126.4 million for the fourth quarter of 2004, reflecting these significant differences in reporting payments for services rendered by managing directors and in tax provisions and minority interest expense.

On an historical basis, compensation and benefits increased 50% to $698.7 million, and 58% to $216.5 million for the full year and the fourth quarter of 2005, respectively, compared with $466.1 million and $136.9 million for the corresponding 2004 periods. As described above, historical compensation and benefits are not on a comparable basis between periods prior to the IPO and subsequent to the IPO. Prior to the IPO, payments for services rendered by all managing directors and by employee members of LAM were not included in compensation and benefits expense whereas for periods subsequent to the IPO they are included.

On an historical basis, the provision for income taxes for the full year and fourth quarter of 2005 was $59.0 million and $8.5 million, respectively, compared with a tax provision of $28.3 million and $15.1 million for the corresponding periods in 2004. The increase in the provision in the full year 2005 period was due to increased profitability in locations that are subject to corporate income taxes, including a provision for U.S. federal income taxes for the period commencing May 10, 2005.

Conference Call

Bruce Wasserstein, Chairman and Chief Executive Officer, Steven Golub, Vice Chairman, and Michael Castellano, Chief Financial Officer, will host a conference call today at 10:00 a.m. EST to discuss the company’s 2005 full year and fourth quarter results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at www.lazard.com or by dialing 1-800-395-0708 (for the U.S. and Canada) and 1-913-981-5560 (outside of the U.S. and Canada) 15 minutes prior to the start of the call. On-demand replay of the webcast will be available beginning at 1:00 p.m. EST today through February 14, 2006, via the same website or by phone by dialing 1-888-203-1112 (for the U.S. and Canada) and 1-719-457-0820 (outside of the U.S. and Canada); the access code is 2943480.

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Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information is available today on our website at www.lazard.com.

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Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 28 cities across 16 countries in North America, Europe, Asia, Australia and South America. With origins dating back to 1848, the firm provides services including mergers and acquisitions advice, asset management, and restructuring advice to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Registration Statement on Form S-1 (Commission file number 333-121407) under the caption “Risk Factors,” including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

#        #        #

Basis of Historical and Pro Forma Information

In connection with the IPO on May 10, 2005, Lazard Ltd and its subsidiaries entered into a series of separation and recapitalization transactions, including the separation of its Capital Markets and Other activities from Lazard Group LLC, a Delaware limited liability company that holds Lazard Ltd’s businesses. As a result of completing the IPO, Lazard Ltd has no material operating assets other than its indirect ownership of the common membership interests of Lazard Group and its managing member interest in Lazard Group. As of December 31, 2005, the Lazard Group common membership interests were held 37.6% by Lazard Ltd and 62.4% by LAZ-MD Holdings which are effectively exchangeable over time, on a one-for-one basis, for shares of Lazard Ltd common stock. LAZ-MD Holdings is a holding company owned by current and former managing directors of Lazard Group.

Under generally accepted accounting principles in the United States (“U.S. GAAP”), Lazard’s historical consolidated financial statements reflect the historical results of operations of Lazard Group, including the separated businesses, until May 10, 2005, which was the effective date of the separation. The separated businesses are presented as discontinued operations as required under U.S. GAAP.

The historical financial statements do not reflect what the results of operations of Lazard Ltd or Lazard Group would have been had these companies operated as separate, independent public entities for the periods presented. In addition, the historical results of operations for periods prior to and subsequent to the IPO are not on a comparable basis. Specifically, for periods prior to the IPO the historical results of operations under U.S. GAAP do not give effect to the following matters:

•	Payments for services rendered by Lazard’s managing directors, which, as a result of Lazard operating as a limited liability company, had been accounted for prior to the IPO as distributions from members’ capital, or, in some cases, as minority interest, rather than as compensation and benefits expense, and

•	U.S. corporate federal income taxes, since Lazard has operated in the U.S. as a limited liability company that was treated as a partnership for U.S. federal income tax purposes.

For periods subsequent to the IPO, the historical results of operations under U.S. GAAP include:

•	Payments for services rendered by managing directors within compensation and benefits expense,

•	Provision for U.S. federal income taxes, and

•	Allocation of profits to LAZ-MD Holdings’ membership interests in Lazard Group as minority interest.

The unaudited pro forma condensed consolidated statements of income information contained in this press release present Lazard’s historical financial information adjusted to reflect the separation and recapitalization transactions, including the IPO and the additional financing transactions, assuming they had been completed as of the beginning of each period presented. The adjustments also include:

•	Payments for services rendered by managing directors,

•	Income taxes Lazard expects to pay as a corporation,

•	Minority interest expense reflecting LAZ-MD Holdings’ ownership of the Lazard Group common membership interests, and

•	Exclusion of one-time IPO-related costs.

LAZARD LTD

PRO FORMA OPERATING REVENUES

	Three Months Ended December 31,				Year Ended December 31,
	2005	2004	Increase / (Decrease)		2005	2004	Increase / (Decrease)
	($ in thousands)
Financial Advisory
M&A	$182,984	$167,653	$15,331	9%	$674,543	$481,726	$192,817	40%
Financial Restructuring	23,037	43,600	(20,563)	(47%)	103,404	96,100	7,304	8%
Corporate Finance and Other	32,180	36,696	(4,516)	(12%)	86,864	77,374	9,490	12%

Total	238,201	247,949	(9,748)	(4%)	864,811	655,200	209,611	32%
Asset Management
Management Fees	98,366	92,802	5,564	6%	389,414	357,229	32,185	9%
Incentive Fees	33,977	22,036	11,941	54%	44,627	27,354	17,273	63%
Other Revenue	7,150	12,372	(5,222)	(42%)	32,147	32,583	(436)	(1%)

Total	139,493	127,210	12,283	10%	466,188	417,166	49,022	12%
Corporate	(10,617)	1,781	(12,398)	—	(50,522)	(33,307)	(17,215)	—

Net Revenues	367,077	376,940	(9,863)	(3%)	1,280,477	1,039,059	241,418	23%
Less - LAM GP Related Revenue	(32)	—	(32)	—	(2,784)	—	(2,784)	—
Add - Non-LFB Interest Expense	20,670	19,236	1,434	—	79,942	77,479	2,463	—

Operating Revenues	$387,715	$396,176	$(8,461)	(2%)	$1,357,635	$1,116,538	$241,097	22%

LAZARD LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Pro Forma
	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	($ in thousands, except per share data)
Total revenues	$391,869	$400,613	$1,377,023	$1,134,381
LFB interest expense	(4,154)	(4,437)	(19,388)	(17,843)

Operating revenues	387,715	396,176	1,357,635	1,116,538
LAM GP related revenue	32	—	2,784	—
Other interest expense	(20,670)	(19,236)	(79,942)	(77,479)

Net revenues	367,077	376,940	1,280,477	1,039,059
Operating expenses:
Compensation and benefits	216,455	227,801	774,159	642,009
Premises and occupancy costs	18,053	19,706	68,566	74,102
Professional fees	15,221	18,108	48,397	48,706
Travel and entertainment	13,428	11,678	44,196	45,157
Provision pursuant to tax receivable agreement	2,685	—	2,685	—
Other	24,151	27,900	93,618	92,977

Operating expenses	289,993	305,193	1,031,621	902,951

Operating income	77,084	71,747	248,856	136,108
Provision for income taxes	10,733	13,323	52,178	26,115

Income before minority interests	66,351	58,424	196,678	109,993
Minority interests (excluding LAZ-MD) (a)	182	17,525	9,622	14,242
Minority interests (LAZ-MD only)	44,426	27,162	122,599	63,406

Net income from continuing operations	$21,743	$13,737	$64,457	$32,345

Net income assuming full exchange of exchangeable interests	$57,261	$36,630	$172,267	$86,253

Weighted average shares outstanding:
Basic	37,500,000	37,500,000	37,500,000	37,500,000
Diluted	99,770,394	100,000,000	37,539,208	100,000,000
Net income per share:
Basic	$0.58	$0.37	$1.72	$0.86
Diluted	$0.57	$0.37	$1.72	$0.86
Weighted average shares outstanding, assuming full exchange of exchangeable interests:
Basic	99,618,749	100,000,000	99,835,275	100,000,000
Diluted	99,770,394	100,000,000	99,874,483	100,000,000
Net income per share, assuming full exchange of exchangeable interests:
Basic	$0.57	$0.37	$1.73	$0.86
Diluted	$0.57	$0.37	$1.72	$0.86

(a)	Primarily includes (i) charges relating to our strategic alliance in Italy of $786 and $4,141 in the three months ended December 31, 2005 and 2004, respectively, and $6,460 and $3,741 in the years ended December 31, 2005 and 2004, respectively, and (ii) charges related to the consolidation of LAM related GPs of $32 and $2,784 in the three months and year ended December 31, 2005, respectively.

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED HISTORICAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and does not include payments for services rendered by managing directors as compensation expense and a provision for U.S. federal income taxes. In addition, historical net income for periods prior to the IPO do not include a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable.

	Historical
	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	($ in thousands, except per share data)
Total revenues	$391,869	$400,613	$1,377,023	$1,134,381
LFB interest expense	(4,154)	(4,437)	(19,388)	(17,843)

Operating revenues	387,715	396,176	1,357,635	1,116,538
LAM GP related revenue	32	—	2,784	—
Other interest expense	(20,670)	(5,296)	(58,977)	(21,708)

Net revenues	367,077	390,880	1,301,442	1,094,830
Operating expenses:
Compensation and benefits	216,455	136,948	698,683	466,064
Premises and occupancy costs	18,053	19,706	68,566	74,102
Professional fees	15,221	18,108	51,332	48,706
Travel and entertainment	13,428	11,678	44,196	45,157
Provision pursuant to tax receivable agreement	2,685	—	2,685	—
Other	24,151	27,900	93,618	92,977

Operating expenses	289,993	214,340	959,080	727,006

Operating income	77,084	176,540	342,362	367,824
Provision for income taxes	8,542	15,058	58,985	28,272

Income before minority interests	68,542	161,482	283,377	339,552
Minority interests (excluding LAZ-MD) (a)	182	35,127	18,703	87,553
Minority interests (LAZ-MD only)	44,426	—	103,612	—

Income from continuing operations	23,934	126,355	161,062	251,999
Income (loss) from discontinued operations and extraordinary gain	—	(13,697)	(17,576)	(5,025)

Net income	$23,934	$112,658	$143,486	$246,974

Weighted average shares outstanding:
Basic	37,500,000	—	37,500,000	—
Diluted	37,651,645	—	37,561,138	—
Net income per share from continuing operations (b):
Basic	$0.64	—	$1.45	—
Diluted	$0.64	—	$1.45	—

(a)	Includes (i) charges relating to our strategic alliance in Italy of $786 and $4,141 in the three months ended December 31, 2005 and 2004, respectively and $6,460 and $3,741 in the years ended December 31, 2005 and 2004, respectively, and (ii) charges related to the consolidation of LAM related GPs of $32 and $2,784 in the three months and year ended December 31, 2005, respectively, and (iii) payments for services rendered by our managing directors and employee members of LAM of $17,602 in the three months ended December 31, 2004 and $9,081 and $73,311 in the years ended December 31, 2005 and 2004, respectively.

(b)	Excludes net income allocable to members of Lazard Group of $89,175, for the period January 1, 2005 through May 9, 2005.

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Three Month Period Ended December 31, 2005												Pro Forma as Adjusted, After Full Exchange
	Historical			Pro Forma Adjustments			Pro Forma as Adjusted, Prior to Full Exchange			Pro Forma Adjustment for Full Exchange
	($ in thousands, except per share data)
Total revenues	$391,869			$—			$391,869			$—			$391,869
LFB interest expense	(4,154)			—			(4,154)			—			(4,154)

Operating revenues	387,715			—			387,715			—			387,715
LAM GP related revenue	32	(a	)	—			32			—			32
Other interest expense	(20,670)	(b	)	—			(20,670)			—			(20,670)

Net revenues	367,077			—			367,077			—			367,077
Operating expenses:
Compensation and benefits	216,455			—			216,455			—			216,455
Premises and occupancy costs	18,053			—			18,053			—			18,053
Professional fees	15,221			—			15,221			—			15,221
Travel and entertainment	13,428			—			13,428			—			13,428
Provision pursuant to tax receivable agreement	2,685	(p	)	—			2,685			—			2,685
Other	24,151			—			24,151			—			24,151

Operating expenses	289,993			—			289,993			—			289,993

Operating income (loss)	77,084			—			77,084			—			77,084
Provision for income taxes	8,542			2,191	(f	)	10,733			8,908	(j	)	19,641

Income (loss) before minority interests	68,542			(2,191)			66,351			(8,908)			57,443
Minority interests (excluding LAZ-MD)	182			—			182			—			182
Minority interests (LAZ-MD only)	44,426			—			44,426			(44,426)	(k	)	—

Income from continuing operations	23,934			(2,191)			21,743			35,518			57,261
Income (loss) from discontinued operations	—			—			—			—			—

Net income	$23,934			($2,191)			$21,743			$35,518			$57,261

Weighted average shares outstanding:
Basic							37,500,000	(h	)				99,618,749	(l	)
Diluted							99,770,394	(h	)				99,770,394	(m	)
Net income per share:
Basic							$0.58	(i	)				$0.57	(n	)
Diluted							$0.57	(i	)				$0.57	(n	)

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Three Month Period Ended December 31, 2004
	Historical			Pro Forma Adjustments			Pro Forma as Adjusted, Prior to Full Exchange			Pro Forma Adjustment for Full Exchange			Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenues	$400,613			$—			$400,613			$—			$400,613
LFB interest expense	(4,437)			—			(4,437)			—			(4,437)

Operating revenues	396,176			—			396,176			—			396,176
Other interest expense	(5,296)	(b	)	(13,940)	(d	)	(19,236)			—			(19,236)

Net revenues	390,880			(13,940)			376,940			—			376,940
Operating expenses:
Compensation and benefits	136,948			90,853	(e	)	227,801			—			227,801
Premises and occupancy costs	19,706			—			19,706			—			19,706
Professional fees	18,108			—			18,108			—			18,108
Travel and entertainment	11,678			—			11,678			—			11,678
Provision pursuant to tax receivable agreement	—			—			—			—			—
Other	27,900			—			27,900			—			27,900

Operating expenses	214,340			90,853			305,193			—			305,193

Operating income (loss)	176,540			(104,793)			71,747			—			71,747
Provision for income taxes	15,058			(1,735)	(f	)	13,323			4,269	(j	)	17,592

Income (loss) before minority interests	161,482			(103,058)			58,424			(4,269)			54,155
Minority interests (excluding LAZ-MD)	35,127			(17,602)	(e	)	17,525			—			17,525
Minority interests (LAZ-MD only)	—			27,162	(g	)	27,162			(27,162)	(k	)	—

Income (loss) from continuing operations	126,355			(112,618)			13,737			22,893			36,630
Income (loss) from discontinued operations and extraordinary gain	(13,697)			13,697	(c	)	—			—			—

Net income (loss)	$112,658			($98,921)			$13,737			$22,893			$36,630

Weighted average shares outstanding:
Basic							37,500,000	(h	)				100,000,000	(l	)
Diluted							100,000,000	(h	)				100,000,000	(m	)
Net income per share:
Basic							$0.37	(i	)				$0.37	(n	)
Diluted							$0.37	(i	)				$0.37	(n	)

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31, 2005
	Historical			Pro Forma Adjustments			Pro Forma as Adjusted, Prior to Full Exchange			Pro Forma Adjustment for Full Exchange			Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenues	$1,377,023			$—			$1,377,023			$—			$1,377,023
LFB interest expense	(19,388)			—			(19,388)			—			(19,388)

Operating revenues	1,357,635			—			1,357,635			—			1,357,635
LAM GP related revenue	2,784	(a	)	—			2,784			—			2,784
Other interest expense	(58,977)	(b	)	(20,965)	(d	)	(79,942)			—			(79,942)

Net revenues	1,301,442			(20,965)			1,280,477			—			1,280,477
Operating expenses:
Compensation and benefits	698,683			75,476	(e	)	774,159			—			774,159
Premises and occupancy costs	68,566			—			68,566			—			68,566
Professional fees	51,332			(2,935)	(o	)	48,397			—			48,397
Travel and entertainment	44,196			—			44,196			—			44,196
Provision pursuant to tax receivable agreement	2,685	(p	)	—			2,685			—			2,685
Other	93,618			—			93,618			—			93,618

Operating expenses	959,080			72,541			1,031,621			—			1,031,621

Operating income (loss)	342,362			(93,506)			248,856			—			248,856
Provision for income taxes	58,985			(6,807)	(f	)	52,178			14,789	(j	)	66,967

Income (loss) before minority interests	283,377			(86,699)			196,678			(14,789)			181,889
Minority interests (excluding LAZ-MD)	18,703			(9,081)	(e	)	9,622			—			9,622
Minority interests (LAZ-MD only)	103,612			18,987	(g	)	122,599			(122,599)	(k	)	—

Income (loss) from continuing operations	161,062			(96,605)			64,457			107,810			172,267
Income (loss) from discontinued operations	(17,576)			17,576	(c	)	—			—			—

Net income (loss)	$143,486			($79,029)			$64,457			$107,810			$172,267

Weighted average shares outstanding:
Basic							37,500,000	(h	)				99,835,275	(l	)
Diluted							37,539,208	(h	)				99,874,483	(m	)
Net income per share:
Basic							$1.72	(i	)				$1.73	(n	)
Diluted							$1.72	(i	)				$1.72	(n	)

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31, 2004
	Historical			Other			Pro Forma as Adjusted, Prior to Full Exchange			Pro Forma Adjustment for Full Exchange			Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenues	$1,134,381			$—			$1,134,381			$—			$1,134,381
LFB interest expense	(17,843)			—			(17,843)			—			(17,843)

Operating revenues	1,116,538			—			1,116,538			—			1,116,538
Other interest expense	(21,708)	(b	)	(55,771)	(d	)	(77,479)			—			(77,479)

Net revenues	1,094,830			(55,771)			1,039,059			—			1,039,059
Operating expenses:
Compensation and benefits	466,064			175,945	(e	)	642,009			—			642,009
Premises and occupancy costs	74,102			—			74,102			—			74,102
Professional fees	48,706			—			48,706			—			48,706
Travel and entertainment	45,157			—			45,157			—			45,157
Provision pursuant to tax receivable agreement	—			—			—			—			—
Other	92,977			—			92,977			—			92,977

Operating expenses	727,006			175,945			902,951			—			902,951

Operating income (loss)	367,824			(231,716)			136,108			—			136,108
Provision for income taxes	28,272			(2,157)	(f	)	26,115			9,498	(j	)	35,613

Income (loss) before minority interests	339,552			(229,559)			109,993			(9,498)			100,495
Minority interests (excluding LAZ-MD)	87,553			(73,311)	(e	)	14,242			—			14,242
Minority interests (LAZ-MD only)	—			63,406	(g	)	63,406			(63,406)	(k	)	—

Income (loss) from continuing operations	251,999			(219,654)			32,345			53,908			86,253
Income (loss) from discontinued operations and extraordinary gain	(5,025)			5,025	(c	)	—			—			—

Net income (loss)	$246,974			($214,629)			$32,345			$53,908			$86,253

Weighted average shares outstanding:
Basic							37,500,000	(h	)				100,000,000	(l	)
Diluted							100,000,000	(h	)				100,000,000	(m	)
Net income per share:
Basic							$0.86	(i	)				$0.86	(n	)
Diluted							$0.86	(i	)				$0.86	(n	)

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

LAZARD LTD

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

(a)	LAM GP related revenue relates to interests in LAM general partnerships held directly by various of our managing directors which is also deducted in minority interests.

(b)	For the year ended ended December 31, 2005 interest expense includes a credit of $8,000, which represents accrued dividends on Lazard Group’s mandatorily redeemable preferred stock issued in March 2001 which was cancelled in connection with the redemption of membership interests of historical partners. The three month period and the year ended December 31, 2004 includes $2,000 and $8,000 in accrued dividends relating to such mandatorily redeemable preferred stock, respectively.

(c)	Represents adjustments necessary to remove Lazard Group’s discontinued operations, and, when applicable, extraordinary gain, related to the separated businesses.

(d)	Represents (i) net incremental interest expense related to the separation and recapitalization transactions, including the financing transactions and the amortization of capitalized costs associated with the financing transactions and (ii) for the year ended December 31, 2005 only, exclusion of one-time IPO-related costs of $1,661.

(e)	The adjustment reflects payments for services rendered by our employee members of LAM and managing directors, which prior to the IPO were accounted for as either distributions from members’ capital or as minority interest expense. Following the completion of the IPO, our policy is that our employee compensation and benefits expense, including that payable to our managing directors, will not exceed 57.5% of operating revenue each year (although we retain the ability to change this policy in the future). The adjustment for the 2004 periods also includes a reduction to reflect the new compensation policy, as if it had been in place during 2004. Without the latter adjustment, the full year 2004 ratio would have been 73.5%. In 2005, the new compensation arrangements were in effect and no similar adjustment was necessary.

(f)	Represents (i) a tax benefit related to the reclassification of LAM minority interest, (ii) the net income tax impact associated with the separation and recapitalization transactions and (iii) an adjustment for Lazard Ltd entity-level taxes.

(g)	Represents the adjustment for LAZ-MD Holdings’ ownership of 62.5% of the Lazard Group common membership interests outstanding immediately after the IPO and 62.4% as of December 31, 2005.

(h)	For basic net income per share, the weighted average shares outstanding reflects the 37,500,000 shares of Class A common stock outstanding immediately following the equity public offering. For diluted net income per share, the three month period ended December 31, 2005 includes incremental shares issuable from non-vested stock unit awards and the LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis. The year ended December 31, 2005 includes incremental shares issuable from non-vested stock unit awards and excludes the LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis, as they are not dilutive. For diluted net income per share for the 2004 periods, the weighted average shares outstanding reflects LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis. For all periods, the shares issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement are not included because, under the treasury stock method of accounting, such securities are not currently dilutive.

LAZARD LTD

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

(i)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in note (h) above.

(j)	Represents an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests, as of January 1, 2004.

(k)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests to effect a full exchange of interests as of January 1, 2004.

(l)	For basic net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2004, and, with respect to the weighted average shares outstanding, (i) for the three month period and year ended December 31, 2005, reflects 99,618,749 and 99,835,275 shares of Class A Common Stock outstanding, respectively, which includes the 100,000,000 Class A Common Stock outstanding immediately following the equity public offering, the IXIS private placement and recapitalization and the LAZ-MD Holdings’ membership interests in Lazard Group, exchangeable on a one-for-one basis for Class A Common Stock, less the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005 and (ii) for the three month period and year ended December 31, 2004, reflects the 100,000,000 Class A Common Stock outstanding mentioned above.

(m)	For diluted net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2004, and, with respect to the weighted average shares outstanding, (i) for the three month period and year ended December 31, 2005, reflects 99,770,394 and 99,874,483 shares of Class A Common Stock outstanding, respectively, which includes the 100,000,000 Class A Common Stock outstanding immediately following the equity public offering, the IXIS private placement and recapitalization and the LAZ-MD Holdings’ membership interests in Lazard Group, exchangeable on a one-for-one basis for Class A Common Stock, plus incremental shares issuable from non-vested stock unit awards less the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005, respectively, and (ii) for the three month period and year ended December 31, 2004, reflects the 100,000,000 Class A Common Stock outstanding mentioned above.

(n)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (l) and (m) above.

(o)	Represents exclusion of one-time IPO-related costs of $2,935 for the year ended December 31, 2005 only.

(p)	Represents estimated tax-related payments relating to the Tax Receivable Agreement entered into in May 2005 with LFCM Holdings.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2005

($ in thousands)

ASSETS
Cash and cash equivalents	$492,309
Cash and securities segregated for regulatory purposes	20,596
Securities owned - at fair value	272,176
Receivables	724,525
Other assets	400,691

Total assets	$1,910,297

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIENCY)
Payables	$521,505
Accrued compensation and benefits	345,490
Other liabilities	580,162
Senior notes:
Underlying equity security units	437,500
Others	584,582
Subordinated loans	200,000

Total liabilities	2,669,239
Commitments and contingencies
Minority interest	111,729
STOCKHOLDERS’ EQUITY (DEFICIENCY)
Common stock:
Class A, par value $ .01 per share	375
Class B, par value $ .01 per share
Additional paid-in capital	(885,690)
Accumulated other comprehensive income (loss), net of tax	(34,342)
Retained earnings	48,986

Total stockholders’ equity (deficiency)	(870,671)

Total liabilities and stockholders’ equity (deficiency)	$1,910,297

LAZARD LTD

RECONCILIATION OF PRO FORMA SHARES OUTSTANDING AND

NET INCOME FOR BASIC AND DILUTED E.P.S — BEFORE FULL EXCHANGE

	Three Month Period Ended December 31, 2005					Three Month Period Ended December 31, 2004
	Weighted Average Shares Outstanding	Net Income			Net Income Per Share	Weighted Average Shares Outstanding	Net Income			Net Income Per Share
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	37,500,000	$21,743			$0.58	37,500,000	$13,737			$0.37

Amounts applicable to LAZ-MD exchangeable interests:
Share of Lazard Group income		44,426	(a	)			27,162	(a	)
Additional Corporate tax		(8,908)	(b	)			(4,269)	(b	)
Shares issuable	62,118,749					62,500,000

Restricted stock units	151,645					—

Amounts as reported for diluted net income per share (c)	99,770,394	$57,261			$0.57	100,000,000	$36,630			$0.37

	Year Ended December 31, 2005			Year Ended December 31, 2004
	Weighted Average Shares Outstanding	Net Income	Net Income Per Share	Weighted Average Shares Outstanding	Net Income			Net Income Per Share
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	37,500,000	$64,457	$1.72	37,500,000	$32,345			$0.86

Amounts applicable to LAZ-MD exchangeable interests:
Share of Lazard Group income					63,406	(a	)
Additional Corporate tax					(9,498)	(b	)
Shares issuable				62,500,000

Restricted stock units	39,208

Amounts as reported for diluted net income per share (c)	37,539,208	$64,457	$1.72	100,000,000	$86,253			$0.86

(a)	Approximately 62.4% of the pro forma Lazard Group net income of $71,246 for the three months ended December 31, 2005, and approximately 62.5% of pro forma Lazard Group net income of $43,460 and $101,450 for the three months and year ended December 31, 2004, respectively.

(b)	Based on pro forma Lazard Group operating income of $79,820 for the three month period ended December 31, 2005, and $71,747 and $136,108 for the three months and year ended December 31, 2004, respectively.

(c)	The LAZ-MD exchangeable interests were antidilutive for the year ended December 31, 2005, consequently the effect of their conversion to shares of Class A Common Stock has been excluded from diluted earnings per share during such period. The ESUs were antidilutive for both the three month periods ended December 31, 2005 and 2004 and the years ended December 31, 2005 and 2004.

LAZARD LTD

RECONCILIATION OF PRO FORMA SHARES OUTSTANDING AND

NET INCOME FOR BASIC AND DILUTED E.P.S — ASSUMING FULL EXCHANGE AS OF JANUARY 1, 2004

	Three Month Period Ended December 31, 2005			Three Month Period Ended December 31, 2004
	Weighted Average Shares Outstanding	Net Income	Net Income Per Share	Weighted Average Shares Outstanding	Net Income	Net Income Per Share
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	99,618,749	$57,261	$0.57	100,000,000	$36,630	$0.37

Restricted stock units	151,645			—

Amounts as reported for diluted net income per share	99,770,394	$57,261	$0.57	100,000,000	$36,630	$0.37

	Year Ended December 31, 2005			Year Ended December 31, 2004
	Weighted Average Shares Outstanding	Net Income	Net Income Per Share	Weighted Average Shares Outstanding	Net Income	Net Income Per Share
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	99,835,275	$172,267	$1.73	100,000,000	$86,253	$0.86

Restricted stock units	39,208			—

Amounts as reported for diluted net income per share	99,874,483	$172,267	$1.72	100,000,000	$86,253	$0.86

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
	($ in millions)
Equities	$70,896	$69,154	$66,077	$69,724	$69,745
Fixed Income	11,113	11,454	11,211	11,314	11,204
Alternative Investments	3,394	3,204	3,054	2,921	2,800
Merchant Banking	826	801	801	523	551
Cash	2,005	1,979	1,869	1,775	2,135

Total AUM	$88,234	$86,592	$83,012	$86,257	$86,435

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	($ in millions)
AUM - Beginning of Period	$86,592	$78,494	$86,435	$78,371
Net Flows	150	(1,626)	(4,198)	(3,489)
Market Appreciation	1,672	8,672	7,355	10,793
Foreign Currency Adjustments	(180)	895	(1,358)	760

AUM - End of Period	$88,234	$86,435	$88,234	$86,435

Average AUM (note)	$87,413	$82,465	$86,106	$80,261

Note: Average AUM is based on an average of quarterly ending balances for the respective periods

LAZARD LTD

SCHEDULE OF PRO FORMA INCOME TAX PROVISION

ALLOCATION OF OPERATING INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	($ in thousands)
Operating income:
Lazard Group	$79,821	$71,747	$252,170	$136,108
Lazard Ltd (excluding provision pursuant to tax receivable agreement)	(52)	—	(629)	—
Lazard Ltd’s provision pursuant to tax receivable agreement	(2,685)	—	(2,685)	—

Total	$77,084	$71,747	$248,856	$136,108

Operating income allocable to Lazard Ltd (excluding provision pursuant to tax receivable agreement):
Lazard Group (a)	$30,047	$26,905	$94,789	$51,041
Lazard Ltd (100%)	(52)	—	(629)	—

Total	$29,995	$26,905	$94,160	$51,041

Operating income allocable to LAZ-MD Holdings:
Lazard Group (b)	$49,774	$44,842	$157,381	$85,067

PRO FORMA INCOME TAX PROVISION PRIOR TO FULL EXCHANGE
	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	($ in thousands)
Lazard Ltd’s entity level taxes (28%) (c)	$8,395	$6,597	$26,071	$13,355
Flow through provision for Lazard Group income taxes applicable to LAZ-MD Holdings’ ownership (b) - effective tax rates of 10.5% and 15.0% for the three month periods ended December 31, 2005 and 2004, respectively, and 18.3% and 15.0% for the years ended December 31, 2005 and 2004, respectively	5,023	6,726	28,792	12,760
Less: provision pursuant to tax receivable agreement	(2,685)	—	(2,685)	—

Total pro forma provision for income taxes	$10,733	$13,323	$52,178	$26,115

Lazard Ltd consolidated effective tax rate	13.9%	18.6%	21.0%	19.2%

(a)	Approximately 37.6% for the three months and year ended December 31, 2005, and approximately 37.5% in the three months and year ended December 31, 2004.

(b)	Approximately 62.4% for the three months and year ended December 31, 2005, and approximately 62.5% in the three months and year ended December 31, 2004.

(c)	Lazard Ltd’s entity level taxes for the three months and year ended December 31, 2005 is calculated at 28% of operating income allocable to Lazard Ltd less Lazard Ltd’s share of LAM GP related revenues, which is $12 and $1,048, respectively.